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                                                          EXHIBIT 10.35

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

<<  >>

CONFIDENTIAL TO: << >>

In the meeting of the Compensation Committee of the Board of Directors on << >>, the Compensation Committee granted to you Restricted Stock Units under the Steelcase Inc. Incentive Compensation Plan (the "Plan").

This Award Agreement provides additional information regarding your rights under the Plan and your Award. A copy of the Plan has already been provided to you. If there is any inconsistency between this Award Agreement and the Plan, the Plan controls. Capitalized terms used in this Award Agreement are defined in the Plan or defined hereunder.

OVERVIEW OF YOUR AWARD

1. TYPE OF AWARD: Restricted Stock Unit, as permitted under Article 11 of the Plan ("Restricted Stock Unit").

2.       NUMBER OF RESTRICTED STOCK UNITS GRANTED UNDER THIS AWARD: << >>

3.       GRANT DATE: << >>

4. PERIOD OF RESTRICTION: Subject to the terms of the Plan, the Restricted Stock Units granted under this Award Agreement are subject to forfeiture until << >>, at which time they fully vest. Upon vesting, the Company will issue you one share of Class A common stock of the Company for each vested Restricted Stock Unit.

5.       VESTING UPON DEATH, DISABILITY OR RETIREMENT:

         a. Your Restricted Stock Units will become fully vested if you die or become permanently and totally disabled while an Employee after << >>.

         b. In the event of your retirement, you will be treated as continuing in employment for purposes of vesting in your Award. You will be considered to have retired if your termination of employment occurs after your age plus years of continuous service total 80 or more.

                                                                      __________
                                                                         Initial

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6.       FORFEITURE OF AWARDS:

         a. Your Restricted Stock Units will be forfeited if, during the Period of Restriction, you cease to be an Employee for any reason other than death, total and permanent disability or retirement.

         b. If you engage in any Competition (as defined in the Plan and determined by the Compensation Committee in its discretion)

                  (i) before << >>, you will forfeit the Restricted Stock Units granted under this Award Agreement, or

                  (ii) between << >>, and << >>, you must return to the Company all shares of Class A common stock that were issued to you following the vesting date.

7. CHANGE IN CONTROL: In the event of a Change in Control after << >>, the Restricted Stock Units granted under this Award will become immediately fully vested.

8. TRANSFER: During the Period of Restriction, the Restricted Stock Units granted under this Award are not transferable.

9. VOTING RIGHTS AND DIVIDEND-EQUIVALENTS: During the Period of Restriction, you are not the owner of record of the shares of Class A common stock underlying your Restricted Stock Units and accordingly, you will have no voting rights on such shares. However, you will receive a cash payment equal to any regular quarterly dividends that the Company declares and pays on its Class A common stock with respect to the shares underlying your Restricted Stock Units granted under this Award. The Company shall pay any dividend-equivalents at such time or times as it determines in its sole discretion; provided, the Company shall pay any dividend-equivalents at least once per calendar year.

10. TAXES: The Company or a Subsidiary is entitled to withhold an amount from your regular wages equal to any income, social or other taxes that are required to be withheld and remitted to the local taxing authorities in your jurisdiction attributable to any shares of Class A common stock deliverable to you upon the expiration of the Period of Restriction. As an alternative, you may satisfy any tax withholding obligation in whole or in part by electing to have the Company retain shares of Class A common stock having a Fair Market Value upon the expiration of the Period of Restriction equal to the minimum amount required to be withheld. For additional information concerning the tax consequences associated with your participation in the Plan, please refer to the Tax Supplement for your jurisdiction.

11. NO ACQUIRED RIGHTS: You acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of Restricted Stock Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Restricted Stock Units or benefits in lieu of Restricted Stock Units in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units, and vesting provisions. Any Restricted Stock Units or benefits granted under the Plan will not be considered to be part of your salary for any reason, including, but not limited to, the determination of any severance, redundancy or resignation payments or benefits.

                                                                      __________
                                                                        Initial

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12.      NO GUARANTEE OF EMPLOYMENT: This Award of Restricted Stock Units does not limit or restrict the right of the Company or any Affiliate to terminate your employment or service at any time or for any reason.

13. CONSENT TO TRANSFER PERSONAL DATA: By initialling and signing below, you voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. You are not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect your ability to participate in the Plan. The Company, its Subsidiaries and your employer hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units, or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan ("Data"). The Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of stock acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing your consent may affect your ability to participate in the Plan.

14. AMENDMENT: This Award Agreement may be amended or modified by the Compensation Committee as long as the amendment or modification does not materially adversely affect your Award.

                                                                      __________
                                                                         Initial

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If you have any questions regarding your Award or this Award Agreement, or would like a copy of the Plan, please contact << >>, Manager, Compensation, at << >>.

Sincerely,

James P. Hackett
President and CEO

Please acknowledge your agreement to participate in the Plan and this Award Agreement, and to abide by all of the governing terms and provisions, by signing the following representation. Your signed representation must be returned by
<< >>, to:

Steelcase Inc.
Compensation Department
901 - 44th Street SE
Grand Rapids, MI 49508
616-246-9532

AGREEMENT TO PARTICIPATE

By signing a copy of this Award Agreement and returning it I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions that may limit my rights under this Award Agreement. Without limiting the generality of the preceding sentence, I understand that, subject to the terms of the Plan and this Award Agreement, my right to the Restricted Stock Units granted under this Award are conditioned upon my continued employment with the Company and its Subsidiaries.

Date:__________________           Participant: _______________________________
                                               <<  >>
                                               Participant ID: <<  >>